UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2008

VECTOR INTERSECT SECURITY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Challenger Road, Ridgefield Park, NJ	07660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 708-9801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 7, 2008, Vector Intersect Security Acquisition Corp. (“Vector”) issued a press release announcing preliminary unaudited financial results for the six months ended June 30, 2008 of Cyalume Light Technologies, Inc. (“Cyalume”), a private company that is a leading provider of safety, security and training products for the US military. A corrected copy of the release is attached as Exhibit 99.1 and is incorporated by reference herein.

On August 11, 2008, Vector issued a press release announcing its entry into a $30 million commitment letter with TD Banknorth, pursuant to which TD Banknorth has agreed to make up to $30 million available to Cyalume. The commitment is expected to close upon the completion of the merger of Cyalume and Vector, though no later than November 30, 2008. A copy of the release is attached as Exhibit 99.2 and is incorporated by reference herein.

Certain Disclosures about persons involved in the solicitation of Proxies

Rodman & Renshaw LLC (“Rodman”), the managing underwriter of Vector’s initial public offering (“IPO”) consummated in May 2007, is assisting Vector in its efforts and will receive approximately $2.4 million, the deferred portion of its underwriting discount from the IPO, upon consummation of the acquisition of Cyalume.  Vector and its directors and executive officers and Rodman may be deemed to be participants in the solicitation of proxies for the special meeting of Vector’s stockholders to be held to approve this transaction.  Vector’s officers and some of its directors are also stockholders of Vector and have waived their rights to any liquidation distribution Vector makes with respect to shares they acquired before the IPO.  Therefore, their securities will be worthless if Vector does not acquire a target business within two years of the IPO date, as required by its Certificate of Incorporation.  Interested persons can also read Vector’s preliminary proxy statement and, when available, definitive proxy statement, as well as Vector’s final IPO prospectus, dated April 25, 2007, as well as periodic reports Vector filed with the SEC, for more information about Vector, its officers and directors, and their individual and group security ownership in Vector, and interests in the successful consummation of the acquisition of Cyalume.

Vector’s stockholders and other interested persons are advised to read Vector’s preliminary proxy statement and, when available, definitive proxy statement, in connection with Vector’s solicitation of proxies for the special meeting to approve the acquisition because these documents do and will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition.  Stockholders will also be able to obtain a copy of the definitive proxy statement, the final prospectus, other documents relating to the acquisition of Cyalume and periodic reports filed with the Securities and Exchange Commission, without charge, by visiting the Securities and Exchange Commission’s Internet site at (http://www.sec.gov). Once available, Vector will also provide copies of its definitive proxy materials to its stockholders upon request of such stockholders to Vector.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release announcing preliminary unaudited financial results of Cyalume for the six months ended June 30, 2008.

99.2	Press release announcing entry into commitment letter for secured credit facility agreement with TD Banknorth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2008	VECTOR INTERSECT SECURITY ACQUISITION CORP.

	By:	/s/ Yaron Eitan
Yaron Eitan
Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press release announcing preliminary unaudited financial results of Cyalume for the six months ended June 30, 2008.

99.2	Press release announcing entry into commitment letter for secured credit facility agreement with TD Banknorth.